Exhibit 99.1

Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
518-398-6222
ir@hemispherx.net

Hemispherx Biopharma’s 2013 Stockholder Annual Meeting
Proposal 4 Removed From Stockholder Consideration

Philadelphia, PA - October 3, 2013: Hemispherx Biopharma, Inc. (NYSE MKT: HEB) (the “Company”) announced that its Board of Directors has decided not to seek Stockholder approval regarding the proposed HEMISPHERx 2013 Equity Incentive Plan (the “Plan”) and has withdrawn this proposal from the agenda for its Annual Meeting scheduled for October 18, 2013.

The Company’s Board of Directors has removed Proposal 4 from Stockholder consideration for the upcoming Annual Meeting. Therefore, any votes cast regarding Proposal 4 will not be calculated nor reported.

The Company emphasizes the importance of your vote!

The Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting has been set as the close of business on September 13, 2013.

Proposals for action by stockholders include: the election of five Directors; the ratification of McGladrey LLP to audit the financial statements of Hemispherx; and the approval, by non-binding vote, of executive compensation.

The mailing and electronic delivery of the proxy material has been completed and the Company has posted copies of the proxy statement, the annual report for the fiscal year ended 2012 and the quarterly report for the quarter ended June 30, 2013 on its website at http://www.hemispherx.net/content/investor/annualmeeting.asp.

If you are a U.S. resident and received a proxy card containing your Control Number, please take a moment to vote your shares via Internet, phone, or mail. If you are unable to locate your Proxy Card, please contact your bank/broker to obtain duplicate control numbers. If you are a non-U.S. stockholder, you are encouraged to contact your custodian bank/broker at your earliest convenience.

Important Information for Foreign Stockholders

Hemispherx urges all stockholders who owned shares on September 13, 2013, the Record Date for the Meeting, to vote. A significant number of stockholders are domiciled in Europe and are less readily accessible for notification purposes.

European banks and brokerage houses do not necessarily forward the Proxy materials to stockholders. Accordingly, if you are a European stockholder, you most likely will need to contact your bank or brokerage house directly in order to exercise your right to vote. As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares. Banks and brokerage houses simply need to certify the number of shares owned by their clients on September 13, 2013 and cast votes by October 17, 2013 (7 pm US Eastern Daylight Time).

We have posted a copy of the proxy statement and related documents on our website at http://www.hemispherx.net/content/investor/annualMeeting.asp. For non-U.S. stockholders, we also have posted blank proxy cards in English, French, German and Dutch which they may use to instruct their bank or brokerage house to vote on their behalf.

If you need assistance in voting your shares, Hemispherx suggests that you contact Morrow & Co., LLC, its proxy solicitation agent. Morrow & Co. can be reached in the U.S. toll free (800) 662-5200 or European voters can call their office in London at +44-207-222-4645. Stockholders may also contact Dianne Will, Investor Relations for Hemispherx, collect at 518-398-6222 or via e-mail at ir@hemispherx.net.

About Hemispherx Biopharma
Hemispherx Biopharma, Inc. is an advanced specialty pharmaceutical company engaged in the manufacture and clinical development of new drug entities for treatment of seriously debilitating disorders. Hemispherx’s flagship products include Alferon N Injection® and the experimental therapeutics Ampligen® and Alferon® LDO. Ampligen® is an experimental RNA nucleic acid being developed for globally important debilitating diseases and disorders of the immune system, including Chronic Fatigue Syndrome. Hemispherx’s platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Because both Ampligen® and Alferon® LDO are experimental in nature, they are not designated safe and effective by a regulatory authority for general use and are legally available only through clinical trials. Hemispherx has patents comprising its core intellectual property estate and a fully commercialized product (Alferon N Injection®), approved for sale in the U.S. and Argentina. The Company’s Alferon® approval in Argentina includes the use of Alferon N Injection® (under the brand name “Naturaferon”) for use in any patients who fail or become intolerant to recombinant interferon, including patients with chronic active hepatitis C infection. The approval for Alferon N Injection® in the United States is limited to the treatment of refractory or recurrent external genital warts in patients 18 years of age or older. The Company wholly owns and exclusively operates a GMP certified manufacturing facility in the United States for commercial products. For more information please visit http://www.hemispherx.net/.

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